UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

CLARENDON HOUSE, 2 CHURCH STREET P.O. BOX HM 1022 HAMILTON HM DX, BERMUDA
(Address of principal executive offices)

(441) 295-5950
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 9, 2004, Interwave Communications International Ltd. (the “Company”) issued a press release announcing that (i) it recently filed an amended report on Form 10-Q for the quarter ended December 31, 2003, in which the explanatory note therein (located immediately after the Cover Page and immediately prior to the Index on Page 1 at www.sec.gov/Archives/edgar/data/1095478/000110465904006227/a04-3026_110qa.htm) disclosed that the Company is investigating certain allegations made by a former employee of the Company and that the Company has been advised by KPMG, LLP, its independent auditors, that their review of the financial statements in such amended report on Form 10-Q will not be complete until KPMG, LLP has completed its review of the Company’s investigation of the former employee’s allegations and (ii) the Company has been notified by the Nasdaq Stock Market that its listing on the Nasdaq National Market is under review because of its failure to comply with Nasdaq Marketplace Rule 4310(c)(14).  A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit 99.1                                    Interwave Communications International Ltd. Press Release issued March 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Registrant)

Date: March 10, 2004	By:	/s/ CAL R. HOAGLAND
Cal R. Hoagland
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Interwave Communications International Ltd. Press Release issued March 9, 2004.